   As filed with the Securities and Exchange Commission on November 30, 2001.

                                                 Registration No. 333 -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                   ----------

                              WILLBROS GROUP, INC.
             (Exact name of registrant as specified in its charter)

          REPUBLIC OF PANAMA                                     98-0160660
    (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                          Identification No.)

                               PLAZA 2000 BUILDING
                             50TH STREET, 8TH FLOOR
                                  APARTADO 6307
                          PANAMA 5, REPUBLIC OF PANAMA
   (Address, including zip code, of registrant's principal executive offices)

                                   ----------

                      WILLBROS GROUP, INC. 1996 STOCK PLAN
                            (Full title of the plan)

                                   ----------

                                  LARRY J. BUMP
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                              WILLBROS GROUP, INC.
                               PLAZA 2000 BUILDING
                             50TH STREET, 8TH FLOOR
                                  APARTADO 6307
                          PANAMA 5, REPUBLIC OF PANAMA
                                 (50-7) 263-9282
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                          Proposed maximum    Proposed maximum
        Title of securities             Amount to be       offering price        aggregate           Amount of
          to be registered            registered(1)(2)      per share(3)     offering price(3)    registration fee
------------------------------------------------------------------------------------------------------------------

Common Stock, $.05 par value          1,000,000 shares         $14.90           $14,900,000            $3,562
==================================================================================================================

(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Each share of Common Stock is accompanied by a preferred share purchase right pursuant to the registrant's Rights Agreement dated April 1, 1999, with Mellon Investor Services LLC, as Rights Agent.

(3) Calculated pursuant to Rule 457(h). With respect to the shares of Common Stock being registered for which the option price is unknown, the fee is calculated on the basis of the average of the high and low sales prices for the Common Stock on the New York Stock Exchange for November 23, 2001. With respect to the shares of Common Stock being registered for which options are outstanding, the offering price is determined, and the fee is calculated, on the basis of the actual option exercise price.


================================================================================

                                EXPLANATORY NOTE


         This Registration Statement relates to the registration of additional shares of Common Stock of the registrant to be issued pursuant to awards granted or to be granted under the Willbros Group, Inc. 1996 Stock Plan (the "Plan"). The additional shares relate to the amendment to the Plan approved by the stockholders of the registrant at the Annual Meeting of Stockholders on May 9, 2001, to increase the number of shares of Common Stock available for issuance under the Plan from 2,125,000 shares to 3,125,000 shares. The contents of the registrant's Registration Statements on Form S-8, Registration No. 333-18421 and Registration No. 333-53748, filed with the Securities and Exchange Commission on December 20, 1996, and January 16, 2001, respectively (the "Prior Registration Statements"), are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents heretofore filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

              (1) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

              (2) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001;

              (3) The registrant's Current Reports on Form 8-K dated August 6,
                  2001, and October 12, 2001;

              (4) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A, dated July 19, 1996, and including any amendment or report heretofore or hereafter filed for the purpose of updating such description of the registrant's Common Stock; and

              (5) The description of the registrant's Preferred Share Purchase
                  Rights contained in the registrant's Registration Statement on Form 8-A, dated April 9, 1999, and including any amendment or report heretofore or hereafter filed for the purpose of updating such description of the registrant's Preferred Share Purchase Rights.

              In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.       EXHIBITS.

              The following documents are filed as exhibits to this Registration
Statement:

4** Amendment Number 2 to Willbros Group, Inc. 1996 Stock Plan dated March 7, 2001.

5*            Opinion of Arias, Fabrega & Fabrega.

23.1*         Consent of KPMG LLP.

23.2*         Consent of Arias, Fabrega & Fabrega (included in Exhibit 5).

24*           Power of Attorney (included on page II-2 of this Registration
              Statement).

----------

*     Filed herewith.

** Incorporated by reference to the registrant's Proxy Statement for Annual Meeting of Stockholders dated April 2, 2001.

                                   SIGNATURES

           THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Panama City, Republic of Panama on the 29th day of November, 2001.


                                        WILLBROS GROUP, INC.


                                        By: /s/ Larry J. Bump
                                            ------------------------------------
                                            Larry J. Bump
                                            Chairman of the Board and
                                            Chief Executive Officer


              KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Larry J. Bump, Warren L. Williams and Dennis G. Berryhill, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                  TITLE                                       DATE
---------                                  -----                                       ----

/s/ Larry J. Bump                          Director, Chairman of the Board and Chief   November 29, 2001
----------------------------------         Executive Officer (Principal Executive
Larry J. Bump                              Officer and Authorized Representative in
                                           the United States)


/s/ Michael F. Curran                      Director, Vice Chairman of the Board,       November 29, 2001
----------------------------------         President and Chief Operating Officer
Michael F. Curran


/s/ Melvin F. Spreitzer                    Director and Executive Vice President       November 29, 2001
----------------------------------
Melvin F. Spreitzer

/s/ Warren L. Williams                     Vice President, Chief Financial Officer     November 29, 2001
----------------------------------         and Treasurer (Principal Financial
Warren L. Williams                         Officer and Principal Accounting Officer)

/s/ Peter A. Leidel                                    Director                                    November 29, 2001
----------------------------------
Peter A. Leidel

/s/ Rodney B. Mitchell                                 Director                                    November 29, 2001
----------------------------------
Rodney B. Mitchell


/s/ Michael J. Pink                                    Director                                    November 29, 2001
----------------------------------
Michael J. Pink


/s/ James B. Taylor, Jr.                               Director                                    November 29, 2001
----------------------------------
James B. Taylor, Jr.


/s/ Guy E. Waldvogel                                   Director                                    November 29, 2001
----------------------------------
Guy E. Waldvogel


/s/ John H. Williams                                   Director                                    November 29, 2001
----------------------------------
John H. Williams

                                INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                                                DESCRIPTION
   -------                                               -----------

   4**               Amendment Number 2 to Willbros Group, Inc. 1996 Stock Plan dated March 7, 2001.

   5*                Opinion of Arias, Fabrega & Fabrega.

   23.1*             Consent of KPMG LLP.

   23.2*             Consent of Arias, Fabrega & Fabrega (included in Exhibit 5).

   24*               Power of Attorney (included on page II-2 of this Registration Statement).

----------

*      Filed herewith.

** Incorporated by reference to the registrant's Proxy Statement for Annual Meeting of Stockholders dated April 2, 2001.